Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 20, 2024, except for Note 3, as to which the date is October 24, 2024, relating to the financial statements of Aardvark Therapeutics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

San Diego, California

January 23, 2025